SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                 March 11, 1997


                           COUNTRY WORLD CASINOS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     Nevada
                  --------------------------------------------
                 (State or other jurisdiction of incorporation)


       0-22450                                          13-3140389
------------------------                      --------------------------------
(Commission File Number)                      (IRS Employer Identification No.)


                   13576 West Utah Avenue, Lakewood, CO 80228
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)




Registrant's telephone number, including area code  (303) 912-5776
                                                     -------------







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                           COUNTRY WORLD CASINOS, INC.

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.  Bankruptcy or Receivership
         --------------------------

     On March 11, 1997, Country World Casinos, Inc., the Registrant (the "Company") received the Judgment of the U.S. Bankruptcy Court for the District of Colorado which included an order that the Company's bankruptcy case under Chapter 11 (Case No. 95-20563 RJB) was dismissed. The Order of dismissal was made pursuant to a motion by the Company, which motion was opposed by New Allied Development Corporation and its subsidiary, Tommyknocker Casino Corp. (collectively, "NADC").

     The Company has had ongoing disputes with NADC, which disputes prompted the initial filing of the bankruptcy petition in October 1995. In January 1997, NADC had moved to convert the Company's Chapter 11 proceeding to Chapter 7 pursuant to which the Company's assets would have been liquidated. NADC may determine to appeal the Judgement and Order of the Bankruptcy Court.

     The Bankruptcy Court further ordered that it would retain jurisdiction for allowing the present appeal of a prior order of the Bankruptcy Court involving NADC, as described below, to go forward to conclusion in the United States District Court for the District of Colorado, including any further appeals, and to rule upon any matters which might be remanded to the Bankruptcy Court in connection with those rulings and to resolve the dispute concerning a claim for which $45,000 is being held in escrow.

     As noted in the  Company's  Report on Form  10-QSB  for the  quarter  ended
December 31, 1996, in November 1996, the Bankruptcy Court issued an opinion determining the method and amount of NADC's claim, which was secured by a second deed of trust on the Company's principal property. The Company made payment to NADC as provided by the Order of the Bankruptcy Court. The payment was made without prejudice to the right of the Company to appeal. The Company has appealed, and NADC has filed a cross-appeal. The appeal is pending.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           COUNTRY WORLD CASINOS, INC.


Dated:  March 17, 1997                      By:  /S/  ROBER D. LECLERC
                                                --------------------------------
                                                Roger D. Leclerc, President














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